                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE SECURITIES ACT. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT AS PROVIDED HEREIN. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO REPURCHASE BY THE COMPANY ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN.

                                  ODWALLA, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                             Dated February 10, 1999

                ODWALLA, INC. (the "Company") certifies that, for valuable consideration, receipt of which is hereby acknowledged, the Holder is entitled to purchase from the Company a number of shares of the Company's Common Stock set forth in Section 1(f) hereof at the purchase price set forth in Section 1(e) hereof.

                This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

                1. Definitions. As used in this Warrant, the following terms shall have the following meanings:

                        (a) "Common Stock": Common Stock of the Company.

                        (b) "Effective Date": February 10, 1999.

                        (c) "Expiration Date": Five (5) years from the Effective Date.

                        (d) "Holder": Hambrecht & Quist LLC or any transferee thereof.

                        (e) "Purchase Price": $6.45 per share, subject to adjustments pursuant to Section 3 hereof.

                        (f) "Shares": up to 24,806 Shares, subject to adjustments pursuant to Section 3 hereof.

                        (g) "Subscription Form": the form attached to this Warrant as Exhibit "A".


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                        (h) "Warrant": this Warrant and any warrants delivered
in substitution or exchange therefor as provided herein.

                2. Exercise.

                        (a) Time of Exercise. This Warrant may be exercised in whole or in part at the office of the Company, at any time, commencing on the Effective Date; provided, however, that this Warrant shall expire and be null and void if not exercised in the manner herein provided by 5:00 p.m., Pacific Standard Time, on the Expiration Date.

                        (b) Manner of Exercise. This Warrant is exercisable at the Purchase Price, payable in cash or by certified check, payable to the order of the Company, subject to adjustment as provided in Section 3 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.

                        (c) Conversion Right.

                                (i) In lieu of payment of the Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Shares as provided for in this subsection (c) (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Purchase Price) that number of Shares equal to the quotient obtained by dividing (A) the value of the Warrant at the time of exercise of the Conversion Right (determined by subtracting (x) the aggregate Purchase Price for the Shares from (y) the aggregate Current Market Price (as defined below) in effect on the date of exercise of the Conversion Right) by (B) the Current Market Price of one share of Common Stock in effect on the date of exercise of the Conversion Right.

                                (ii) The Conversion Right may be exercised by the Holder on any business day prior to the Expiration Date by delivering this Warrant with the annexed Subscription Form duly executed, with the conversion section completed, to the Company, exercising the Conversion Right and specifying the total number of Shares the Holder will purchase pursuant to such conversion.

                                (iii) The "Current Market Price" of Common Stock shall be determined as follows:

                                        (A) if there then exists an active
        public trading market for the Company's Common Stock, the Current Market Price shall be the average of the daily market prices of the Common Stock over a period of 20 consecutive trading days prior to the day on which Current Market Price is being determined. The market price for each such trading day shall be the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of the such day, or,


                                       2
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        if the Common Stock shall not be so listed, the average of the representative bid and asked prices at the end of such trading day as reported by NASDAQ.

                                        (B) if there then does not exist an
        active public trading market or the Common Stock shall not be listed on any domestic exchange or quoted on NASDAQ, the Current Market Price shall be the Fair Market Value (as defined below) of the Common Stock based upon the Fair Market Value of 100% of the Company if the Company were sold as a going concern and without regard to any discount for lack of liquidity or as to whether the Company is then a public or a private company, or on the basis that the relevant shares of Common Stock do not constitute a majority or controlling interest in the Company and assuming the exercise or conversion of all or warrants, options, convertible securities or other rights to subscribe for or purchase any shares of Common Stock or convertible securities, all as determined by an independent financial expert (the "Expert"), which such Expert shall be mutually agreed upon by the parties. If the parties are unable to agree on an Expert, then each party shall nominate a nationally recognized independent investment firm, which such nominees shall mutually appoint an Expert in their sole discretion. "Fair Market Value" shall mean the value obtainable upon a sale in an arm's length transaction to an unaffiliated third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both. The determination of the Fair Market Value by the Expert shall be final, binding, and conclusive on the Company and the Holder of this Warrant. All costs and expenses of the Expert shall be borne by the Company.

                        (d) Delivery of Stock Certificates. As soon as practicable, but in no event later than 30 days after exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with Section 3 hereof.

                        (e) Record Date of Transfer of Shares. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which (i) a duly executed Subscription Form containing notice of exercise of this Warrant, (ii) payment of the Purchase Price, and (iii) the opinion or certificate required by Section 4(a)(ii) of this Warrant is received by the Company.

                3. Adjustments. Except as otherwise provided in this Section 3, after each adjustment of the Purchase Price pursuant to this Section 3, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be the number derived by dividing such adjusted Purchase Price into the Purchase Price in effect immediately prior to such adjustment. The Purchase Price shall be subject to adjustment as follows:


                                       3
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                        (a) In the event, prior to the expiration of this
Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a share dividend on its outstanding shares of Common Stock or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Purchase Price per share of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be decreased proportionately and the number of shares purchasable pursuant to this Warrant shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Purchase Price per share purchasable pursuant to this Warrant in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to this Warrant shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of capital stock of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

                        (b) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company merges or consolidates with or into another person or entity in which the Company is not the surviving corporation or entity or sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such merger, consolidation, sale, dissolution, liquidation or winding up such that the Holder of this Warrant may thereafter receive, on exercise thereof, in lieu of each share of Common Stock of the Company which the Holder would have been entitled to receive, the same kind and amount of any shares, securities, or assets as may be issuable, distributable or payable on any such merger, consolidation, sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that, in the event of any such merger, consolidation, sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the Holder thereof at such address as may appear on the books of the Company.

                        (c) Notwithstanding the provisions of this Section 3, no adjustment of the Purchase Price shall be made whereby such Purchase Price is adjusted in an amount less than $.01 or until the aggregate of such adjustments shall equal or exceed $.01.


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                        (d) In the event, prior to the expiration of this
Warrant by exercise or by its terms, the Company shall determine to take a record of the Holders of its Common Stock for the purpose of determining the shareholders entitled to receive any share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other securities or assets deliverable on exercise of this Warrant pursuant to the foregoing provisions, the Company shall give to the registered Holder of this Warrant at the address as may appear on the books of the Company at least 15 days' prior written notice to the effect that the Company intends to take such a record. Such notice shall specify (i) the date as of which such record is to be taken, (ii) the purpose for which such record is to be taken, (iii) and the number, amount, price and nature of the Shares or other shares, securities or assets which will be deliverable on exercise of this Warrant after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the registered Holder of this Warrant of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

                        (e) Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Purchase Price.

                        (f) Upon any adjustment of the Purchase Price required to be made pursuant to this Section 3, the Company, within 30 days thereafter, shall cause to be mailed to the registered Holder of this Warrant written notice of such adjustment setting forth the Purchase Price in effect after such adjustment and the number of Shares or other shares, securities or property issuable upon exercise of this Warrant, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                4. Restriction on Transfer.

                        (a) The Holder, by its acceptance hereof, represents, warrants, covenants and agrees that:

                                (i) the Holder has knowledge of the business and affairs of the Company;

                                (ii) this Warrant and the Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution thereof and that, absent an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition of the Shares issued or issuable upon exercise of this Warrant, such Shares will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of counsel (which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state or foreign securities laws; and

                                (iii) the Holder consents to the making of a notation in the Company's books or giving to any transfer agent of this Warrant or the Shares an order to implement such restrictions on transferability described in subparagraph (ii) above.

                        (b) This Warrant (and any successor or replacement warrant) shall bear the certificate shown on the front page hereof and the Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import; provided, however, that such legend shall be removed or not placed upon this Warrant or the certificate or other instrument representing the Shares, as the case may be, if such legend is no longer necessary to ensure compliance with the Securities Act:

        "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTION UNDER THE SECURITIES ACT AND EXEMPTIONS FROM REGISTRATION AVAILABLE UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, SUCH SHARES MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE."

                        (c) This Warrant (and any successor or replacement Warrant) may not be sold, transferred, assigned or hypothecated except to a wholly owned subsidiary of the Holder or to a parent corporation owning a majority of the outstanding securities of the Holder or to any successor of the Holder in connection with a merger, sale or consolidation of the Holder in which the Holder is not the surviving entity.

                5. Payment of Taxes. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

                6. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price thereof pursuant to Section 2(b) or 2(c) hereof, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.


                                       6
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                7. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                8. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

                9. Rights; Notices. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any right whatsoever as a shareholder of the Company. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

                (a) if to the Holder, to:

                    Hambrecht & Quist LLC
                    One Bush Street
                    San Francisco, California 94104
                    Attention: Norman Colbert
                    Facsimile: (415) 439-3808

                (b) if to the Company, to:

                    Odwalla, Inc.
                    120 Stone Pine Road
                    Half Moon Bay, California 94019
                    Attn:  Chief Financial Officer
                    Facsimile:  (650) 712-5967

                10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                11. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.


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                12. Amendments; Waivers. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                13. Headings. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                14. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

                15. Law Governing. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to principles of conflict of laws.

                IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first above written.

                                            ODWALLA, INC.


                                            By:
                                               ---------------------------------
                                               Name: James R. Steichen
                                               Title: Sr. VP, Chief Financial
                                                      Officer


ACCEPTED AND AGREED:

HAMBRECHT & QUIST LLC

-------------------------------------
Name:
Title:

                                                                       EXHIBIT A

                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder
                     if it Desires to Exercise this Warrant)

To Odwalla, Inc.:

             1. (a) The undersigned hereby irrevocably elects to exercise the right to purchase ___________ of the Shares covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price in full in accordance with Section 2(b) of the Warrant.

                (b) The undersigned hereby irrevocably elects to exercise the right to purchase ___________ of the Shares covered by this Warrant pursuant to the cashless exercise right set forth in Section 2(c) of the Warrant.

                2. The undersigned requests that certificates for such Shares be issued in the name of:

                (a) Name and address:
                                     -------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

                (b) Social Security or Tax Identification Number:
                                                                 ---------------

                3. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Dated:                    Signature:
      -----------------             --------------------------------------------

                 NOTICE: The above signature must correspond with the name as written within the Warrant in every particular, without alteration or enlargement or any change whatsoever, and if the certificate representing the Shares is to be registered in a name other than that in which the Warrant is registered, the signature of the Holder hereof must be guaranteed.

Signature Guaranteed:

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.